UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2008

XELR8 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 — Sale of Unregistered Eqity Securities

On February 19, 2008 XELR8 Holdings, Inc. (the “Company”) announced that it had sold 500,000 units of its securities at $1 per unit to a group of accredited investors.  Each unit consists of one share of common stock and six/tenths (6/10) of a Class G Warrant to purchase common stock. In connection with the private placement, the Company agreed to reduce the exercise price of certain of its Series E Warrants and Series F Warrants previously purchased by the same investors in the May 8, 2007 private placement. The Class G Warrants have an exercise price of $1.50 and are exerciseable for a five year period with a call provision by the Company if the Company’s share price closes above $2.50 for twenty consecutive days. The Amended Class E warrants have an exercise price of $1.50 and are exerciseable for a five year period, with a call provision by the Company if the Company’s share price closes above $3.00 for twenty consecutive days. The Amended Class F warrants have an exercise price of $1.50 and are exerciseable for a five year period, with a call provision by the Company if the Company’s share price closes above $4.50 for twenty consecutive days.

Burnham Hill Partners, a division of Pali Capital, Inc. acted as financial advisor to the Company in connection with this transaction.  John Thomas Financial acted as a consultant to the Company.  The placement is contingent upon approval of the unit issuance by the American Stock Exchange.  The Company will have 15,697,170 shares outstanding after completion of the private placement sale. The subscription and registration rights agreement do not require the Company to file a resale registration statement covering the shares of common stock, but do require the Company to file a resale registration statement covering the shares of common stock underlying the warrants to be filed with the U.S. Securities and Exchange Commission within one year of the closing date.

The Company will receive approximately $440,000 in net proceeds after fees and other estimated costs of the offering.

Item 7.01 — Regulation FD Disclosure

On February 20, 2008, the Company issued a press release announcing the private placement transaction described above. The text of the press release is attached to this report as Exhibit 99.1.

The information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed ‘filed’ for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release — $500,000 private placement of common stock and warrants

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: February 22, 2008	XELR8 HOLDINGS, INC.

	By:	/s/ John D. Pougnet
John D. Pougnet
Chief Executive Officer
Chief Financial Officer